UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2020 (July 30, 2020)

MARIZYME, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27237	82-5464863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Chimney Corner Lane, Suite 2001, Jupiter Florida	33458
(Address of principal executive offices)	(Zip Code)

(732) 723-7395
(Registrant’s telephone number, including area code)

109 Ambersweet Way, #401 Davenport, Florida 33897
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[   ]

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable.

Item 1.01 Entry into a Material Definitive Agreement.

Acquisition

As previously disclosed by Marizyme, Inc. (the “Company”) in its Current Report on Form 8-K filed with the Commission on December 19, 2019, on December 15, 2019, the Company entered into an asset purchase agreement, as amended on March 31, 2020 and May 29, 2020 (the “Agreement”), with Somahlution, LLC, Somahlution, Inc. and Somaceutica, LLC, companies duly organized under the laws of Delaware (collectively, “Somah”) to acquire all of the assets, and none of the liabilities, of Somah (the “Acquisition”). Somah is engaged in developing products to prevent ischemic injury to organs and tissues and its products (the “Somah Products”) include DuraGraft, a one-time intraoperative vascular graft treatment for use in vascular and bypass surgeries that maintains endothelial function and structure, and other related properties.

On July 30, 2020, the Company and Somah entered into Amendment No. 3 to the Agreement. Pursuant to the terms of this amendment, it was agreed that, as part of the Acquisition, the Company would acquire the outstanding capital stock of Somahlution, Inc., held by Somahlution, LLC, rather than the assets of Somahlution, Inc. This change to the Agreement was made to accommodate the European Union (“EU”) requirements with respect to the manufacture under Somahlution, Inc. of CE marked products for sale in the EU.

Private Placement

On August 3, 2020, the Company conducted an initial closing of a private placement (the “Private Placement”) pursuant to subscription agreements (the “Subscription Agreements”) with certain accredited investors (the “Investors”) pursuant to which the Company sold and issued to the Investors an aggregate of 4,609,984 shares (the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $1.25 per Share for an aggregate amount of $5,762,480. As required by the Subscription Agreements, at the closing, the Company entered into a Registration Rights Agreement with the Investors pursuant to which the Investors are entitled to certain “piggy back” registration rights.

A FINRA registered broker dealer acted as placement agent with respect to the Private Placement and will receive a cash fee of $460,000 from the sale of the Shares to the Investors and warrants to purchase 229,499 shares of Common Stock.

The securities offered have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 above with respect to the Acquisition is incorporated by reference in response to this Item 2.01.

On July 30, 2020, the Company closed the Acquisition. Prior to the closing of the Acquisition, there was no material relationship between Somah or any of its owners and the Company.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated by reference in response to this Item 3.02.

Each of the Investors in the Private Placement is an “accredited investor” as that term is defined in Regulation D, Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”). The Shares issued and sold in the Private Placement were offered and sold by the Company in reliance on an exemption from registration pursuant to Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D thereunder. In connection with the sale of the Shares, the Company relied on the Investors' written representations that they were each an "accredited investor" as defined in Rule 501(a) of Regulation D. In addition, neither the Company nor anyone acting on its behalf has offered or sold the Shares by any form of general solicitation or general advertising.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
10.1	Amendment No. 3 dated July 30, 2020 to Asset Purchase Agreement dated December 15, 2020.

[Signature page follows]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Marizyme, Inc. has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2020	MARIZYME, INC.

	By:	/s/ Nicholas P. DeVito
Nicholas P. DeVito
Interim Chief Executive Officer